UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-KA

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

August 9, 2011	000-30237
Date of Report (Date of earliest event reported)	Commission File Number

REGENECA, INC.

(Exact name of registrant as specified in its charter)

Nevada	88-0467241
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1 Technology, Suite C515 Irvine, CA 92618
(Address of Principal Executive Offices) (Zip Code)

(949) 887-6890
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

We are filing this Amendment to our 8-K filed August 11, 2011 to include certain omitted exhibits and to make other corrections.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 9, 2011, the Company’s Board of Directors appointed Dr. Shirish Phulgaonkar to the position of Chief Scientific Officer.

On August 9, 2011, the Company entered into an Employment Agreement attached hereto as Exhibit 10.1 with Dr. Phulgaonkar, who pursuant to the terms designated therein, was designated and appointed the Company’s Chief Scientific Officer. Dr. Phulgaonkar has accepted the appointment as of August 9, 2011. The appointment of Dr. Phulgaonkar as Chief Scientific Officer of the Company begins September 1, 2011 with salary commencing as of September 1, 2011. The term of the employment agreement will be for two years, with automatic one-year extensions thereafter unless terminated by the Company or the employee.  Dr. Phulgaonkar’s salary will be $240,000 per year through the initial term.  Additionally, Dr. Phulgaonkar will receive bonuses based upon Company sales of certain products.  The Company has agreed to grant to Dr. Phulgaonkar 30,000,000 shares of restricted Common Stock, which shares will vest upon delivery and testing of certain products.

Item 9.01	Financial Statements and Exhibits.

(d)

Exhibits

10.1

Employment Agreement entered into with Dr. Shirish Phulgaonkar, dated August 9, 2011 (Subject to a request for confidential treatment).

99.1

Press Release dated August 10, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENECA, INC.

October 18, 2011		/s/ Matthew Nicosia
	Name:	Matthew Nicosia
	Title:	CEO and Chairman

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